     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2000


                                                      REGISTRATION NO. 333-95145
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                VIEW TECH, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    5065                                   77-0312442
      (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                           3760 CALLE TECATE, SUITE A
                        CAMARILLO, CALIFORNIA 93102-5041
                                 (805) 482-8277
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                DOUGLAS HOPKINS
                            CHIEF EXECUTIVE OFFICER
                                VIEW TECH, INC.
                           3760 CALLE TECATE, SUITE A
                        CAMARILLO, CALIFORNIA 93102-5041
                                 (805) 482-8277
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   Copies to:

                  ROBERT C. RIVES, JR., ESQ.                                      MICHAEL J.W. RENNOCK, ESQ.
                    BURNS & LEVINSON LLP                                           MORRISON & FOERSTER LLP
                      125 SUMMER STREET                                          1290 AVENUE OF THE AMERICAS
                 BOSTON, MASSACHUSETTS 02110                                       NEW YORK, NEW YORK 10104
                       (617) 345-3000                                                  (212) 468-8000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At the effective time of the merger of the Registrant with All Communications Corporation, which shall occur as soon as practicable after the effective date of this Registration Statement and the satisfaction of all conditions to the closing of such merger.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: / /

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1993, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               EXPLANATORY NOTE


         This Amendment No. 3 to Form S-4 Registration Statement of View Tech, Inc. (File No. 333-95145) consists solely of the revised Exhibit 8.1 opinion of Morrison & Foerster LLP regarding tax matters.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(1) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. VTI's Certificate of Incorporation contains provisions permitted by
Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

     VTI's amended and restated Certificate of Incorporation filed as Exhibit
3.1 to this Registration Statement provides indemnification of directors and officers of VTI to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     The Exhibits are as set forth in the Exhibit Index.

     (b) Financial Statement Schedules

     None.

ITEM 22. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (3) The Registrant undertakes that every prospectus: (a) that is filed pursuant to paragraph (2) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (7) The undersigned Registrant hereby undertakes: To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the maximum aggregate offering price may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CAMARILLO, STATE OF CALIFORNIA, ON THIS 25th DAY OF APRIL, 2000.


                                                     VIEW TECH, INC.

                                          By:       /s/ DOUGLAS HOPKINS
                                              ----------------------------------
                                                      Douglas Hopkins
                                                  Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 25, 2000:


                      SIGNATURE                                                 TITLE
------------------------------------------------------  ------------------------------------------------------

                 /s/ Paul C. O'Brien*                   Chairman
-----------------------------------------------------
                   Paul C. O'Brien

                 /s/ DOUGLAS HOPKINS                    Chief Executive Officer
-----------------------------------------------------   (Principal Executive Officer)
                   Douglas Hopkins

             /s/ Franklin A. Reece, III*                Director
-----------------------------------------------------
                Franklin A. Reece, III

             /s/ Christopher A. Zigmont*                Chief Financial Officer and
-----------------------------------------------------   Chief Accounting Officer
                Christopher A. Zigmont                  (Principal Financial and Accounting Officer)

                /s/ Therese Violette*                   Vice President--Finance
-----------------------------------------------------
                   Therese Violette

                 /s/ William J. Shea*                   Director
-----------------------------------------------------
                   William J. Shea

                 /s/ Robert F. Leduc*                   Director
-----------------------------------------------------
                   Robert F. Leduc

                 /s/ David F. Millet*                   Director
-----------------------------------------------------
                   David F. Millet

        *By:      /s/ DOUGLAS HOPKINS
   ------------------------------------------------
                     Douglas Hopkins
                     attorney-in-fact

                                                                     SCHEDULE II

                                 EXHIBIT INDEX

EXHIBIT
 NO.     EXHIBIT
------   --------------------------------------------------------------------------------------------------------
  2.1    Agreement and Plan of Merger, dated as of December 27, 1999, by and between View Tech, Inc. and All
         Communications Corporation (included as Appendix A to the joint proxy statement/prospectus filed as part of this registration statement).

  2.2    Amendment No. 1 to Agreement and Plan of Merger, dated as of February 29, 2000 by and between View Tech,
         Inc. and All Communications Corporation (included as Appendix A to the joint proxy statement/prospectus filed as a part of this registration statement).

  3.1    Amended and Restated Certificate of Incorporation of View Tech, Inc. (included as Appendix D to the joint proxy statement/prospectus filed as part of this registration statement).

  3.2    Amended and Restated Bylaws of View Tech, Inc. (included as Appendix E to the joint proxy statement/prospectus filed as part of this registration statement).

  4.1    Specimen Common Stock Certificate of View Tech, Inc.(22)

  4.2    Warrant Agreement dated as of June 28, 1995 between View Tech, Inc. and U.S. Stock Transfer
         Corporation.(1)

  4.3    Form of Warrant between View Tech, Inc. and Telecom Holding, LLC.(2)

  5.1    Opinion of Burns & Levinson LLP as to the legality of Common Stock of View Tech, Inc., together with consent.(22)

  8.1    Opinion of Morrison & Foerster LLP regarding federal income tax matters, together with consent.(23)

 10.1    Dealer Agreement between View Tech, Inc. and PictureTel Corporation dated as of March 30, 1995.(3)

 10.2    Employment Agreement between View Tech, Inc. and Franklin A. Reece, III dated as of November 29,
         1996.(2)

 10.3    Severance and Consulting Agreement by and between, View Tech, Inc. and John W. Hammon, dated April 22,
         1997.(4)

 10.4    Tenth Amendment to Revolving Credit, Term Loan and Security Agreement between USTeleCenters, Inc. and
         The First National Bank of Boston, dated March 31, 1997.(4)

 10.5    Employment Agreement between View Tech, Inc. and William M. McKay, dated as of December 9, 1996.(5)

 10.6    1995 Stock Option Plan of View Tech, Inc., as amended.(6)

 10.7    Amendment to the Dealer Agreement between View Tech, Inc. and PictureTel Corporation, dated as of
         August 1, 1995.(1)

 10.8    1997 Stock Incentive Plan of View Tech, Inc.(7)

 10.9    Asset Purchase Agreement, dated as of November 13, 1997, as amended by Amendment No. 1 to the Asset
         Purchase Agreement, dated as of November 21, 1997, by and among Vermont Network Services Corporation,
         Vermont Telecommunications Network Services, Inc. and Zoltan B. Keve.(8)

 10.10   Amendment No. 1 to the Asset Purchase Agreement, dated as of November 21, 1997, by and among Vermont
         Network Services Corporation, Vermont Telecommunications Network Services, Inc. and Zoltan B. Keve.(8)

 10.11   Promissory Note, dated November 21, 1997, of Vermont Network Services Corporation, payable to Vermont
         Telecommunications Network Services, Inc. in the amount of $250,000.(8)

EXHIBIT
 NO.     EXHIBIT
------   --------------------------------------------------------------------------------------------------------
 10.12   Contingent Note, dated November 21, 1997, of Vermont Network Services Corporation, payable to Vermont
         Telecommunications Network Services, Inc. in the amount of $250,000.(8)

 10.13   Subordination Agreement, dated as of July 26, 1996, by and among View Tech, Inc., the First National
         Bank of Boston, BancBoston Leasing, Inc., and USTeleCenters, Inc.(9)

 10.14   Sublease Agreement dated as of October 11, 1996, by and between Atlantic Steel Industries, Inc. and View
         Tech, Inc. (together with prime Lease Agreement dated as of November 1, 1993 between Atlantic Steel
         Industries, Inc. and the State of California Public Employees' Retirement System).(2)

 10.15   Common Stock and Common Stock Purchase Warrants Agreement, dated as of December 31, 1996, by and between
         View Tech, Inc. and Telcom Holding, LLC, a Massachusetts limited liability company.(2)

 10.16   Letter Agreement, dated as of December 31, 1996, from View Tech, Inc. to Paul C. O'Brien and Mark P.
         Kiley.(2)

 10.17   Common Stock Purchase Warrant, dated as of November 21, 1997, for the purchase of 60,000 shares of
         Common Stock of View Tech, Inc., a Delaware corporation, by Imperial Bank, a California banking corporation, on or before November 21, 2004 at a purchase price of $7.08 per share.(10)

 10.18   Common Stock Purchase Warrant, dated as of November 21, 1997, for the purchase of 20,000 shares of
         Common Stock of View Tech, Inc., a Delaware corporation, by BankBoston, N.A., a national banking association, a participating lender, on or before November 21, 2004 at a purchase price of $7.08 per share.(10)

 10.19   Revolving Note with City National Bank, dated February 20, 1996.(11)

 10.20   Loan Agreements with Power-Data Services, Inc., dated February 15, 1996 and March 22, 1996.(11)

 10.21   Credit Agreement, dated as of November 21, 1997, among, USTeleCenters, Inc., a Delaware corporation,
         View Tech, Inc. a Delaware corporation, and Imperial Bank, a bank organized under the laws of the State of California.(10)

 10.22   Security Agreement, dated as of November 21, 1997, among USTeleCenters, Inc., a Delaware corporation,
         View Tech, Inc., a Delaware corporation, and Imperial Bank, a bank organized under the State of
         California.(10)

 10.23   Amendment No. 2 dated as of May 1, 1998, to the Credit Agreement, dated as of November 21, 1997, among
         USTeleCenters, Inc., a Delaware corporation (the borrower), View Tech, Inc., a Delaware corporation (the parent company), and Imperial Bank and BankBoston, N.A. (the banks).(17)

 10.24   Amendment No. 3 dated as of August 14, 1998, to the Credit Agreement, dated as of November 21, 1997, among USTeleCenters, Inc., a Delaware corporation (the borrower), View Tech, Inc., a Delaware corporation (the parent company), and Imperial Bank and BankBoston, N.A. (the banks).(17)

 10.25   Amendment No. 4 dated as of October 27, 1998, to the Credit Agreement, dated as of November 21, 1997, among USTeleCenters, Inc., a Delaware corporation (the borrower), View Tech, Inc., a Delaware corporation (the parent company), and Imperial Bank and BankBoston, N.A. (the banks).(17)

 10.26   Amendment No. 1, Exhibit A, dated as of October 14, 1998, to the Common Stock Purchase Warrant, dated as of November 21, 1997, for the purchase of common stock of View Tech, Inc., a Delaware corporation, by
         Imperial Bank.(17)

EXHIBIT
 NO.     EXHIBIT
------   --------------------------------------------------------------------------------------------------------
 10.27   Amendment No. 1, Exhibit B, dated as of October 14, 1998, to the Common Stock Purchase Warrant, dated as of November 21, 1997, for the purchase of common stock of View Tech, Inc., a Delaware corporation, by
         BankBoston, N.A.(17)

 10.28   Memorandum of Understanding by and between View Tech, Inc. and former Chief Executive Officer, Robert G.
         Hatfield, effective April 17, 1998.(15)

 10.29   Severance and Consulting Agreement by and between, View Tech, Inc. and Robert G. Hatfield, dated
         April 17, 1998.(16)

 10.30   Separation Agreement, effective August 31, 1998, by and between View Tech, Inc. and David A. Kaplan, the former Chief Financial Officer.(17)

 10.31   General Release between, David A. Kaplan, former Chief Financial Officer, and View Tech, Inc.(17)

 10.32   Settlement Agreement, Consulting Agreement & General Release, effective February 28, 1999, by and between View Tech, Inc. and Calvin M. Carrera, former Vice President and General Manager.(12)

 10.33   Agreement dated December 9, 1996 between All Communications Corporation and HFS Incorporated.(18)

 10.34   Dealer Agreement dated May 20, 1992, between All Communications Corporation and Panasonic Communications
         & Systems Company.(18)

 10.35   Employment Agreement, effective January 1, 1997, between All Communications Corporation and Richard
         Reiss.(18)

 10.36   Amendment to the Employment Agreement between All Communications Corporation and Richard Reiss, effective March 21, 1997.(18)

 10.37   Employment Agreement, effective January 1, 1997, between All Communications Corporation and Joseph
         Scotti.(18)

 10.38   Amendment No. 1 to the Employment Agreement between All Communications Corporation and Joseph Scotti, effective January 11, 1999.(19)

 10.39   Employment Agreement, effective January 1, 1997, between All Communications Corporation and Leo
         Flotron.(18)

 10.40   Amendment No. 1 to the Employment Agreement between All Communications Corporation and Leo Flotron, effective January 11, 1999.(19)

 10.41   Sublease Agreement for premises located at 1130 Connecticut Avenue, NW, Washington D.C., dated July 1,
         1996, between All Communications Corporation and Charles L. Fishman, P.C.(18)

 10.42   All Communications Corporation's Stock Option Plan.(18)

 10.43   Amendment No. 1 to All Communications Corporation's Stock Option Plan.(19)

 10.44   Lease Agreement for premises located at 225 Long Avenue, Hillside, New Jersey, dated March 20, 1997, between All Communications Corporation and Vitamin Realty Associates, L.L.C.(18)

 10.45   Agreement, dated September 10, 1997, between the Company and Maxbase, Inc.(20)

 10.46   Reseller Agreement dated November 21, 1997, between Polycom, Inc. and All Communications
         Corporation.(21)

 10.47   Dealer Agreement, dated November 26, 1997, between Lucent Technologies, Inc. and All Communications
         Corporation.(21)

 10.48   First Amendment of Lease dated as of December, 1997 by and between Vitamin Realty Associates, L.L.C. and
         All Communications Corporation.(22)

EXHIBIT
 NO.     EXHIBIT
------   --------------------------------------------------------------------------------------------------------
 10.49   Second Amendment of Lease dated as of December 20, 1999 by and between Vitamin Realty Associates, L.L.C.
         and All Communications Corporation.(22)

 10.50   Asset Purchase Agreement, dated as of December 31, 1999 among OC Mergerco 4, Inc., USTeleCenters, Inc.,
         Vermont Network Services Corporation and View Tech, Inc.(22)

 11.1    Statement re Computation of Per Share Earnings.(22)

 21.1    Subsidiaries of View Tech, Inc.(12)

 23.1    Consent of Arthur Andersen LLP.(22)

 23.2    Consent of BDO Seidman LLP.(22)

 23.3    Consent of BDO Seidman LLP.(22)

 23.4    Consent of Burns & Levinson LLP (included in their opinion filed as Exhibit 5).

 23.5    Consent of Morrison & Foerster LLP (included in their opinion filed as Exhibit 8).

 24.1    Power of Attorney.(22)

 99.1    Form of proxy of View Tech, Inc.(22)

 99.2    Form of proxy of All Communications Corporation.(22)

 99.3    View Tech, Inc. Special Non-Officer Stock Option Plan.(13)

 99.4    Form of View Tech, Inc. Special Non-Officer Stock Option Agreement.(13)

 99.5    Form of Addendum to View Tech, Inc. Stock Option Agreement; Involuntary Termination Following Corporate
         Transaction.(13)

 99.6    Form of View Tech, Inc. Stock Option Agreement.(14)

 99.7    Form of Addendum to View Tech, Inc. Stock Option Agreement: Involuntary Termination Following Corporate
         Transaction.(14)

 99.8    Form of Addendum to View Tech, Inc. Stock Option Agreement: Involuntary Termination Following Change in
         Control.(14)

 99.9    View Tech, Inc. 1997 Non-Employee Directors Stock Option Plan.(14)

 99.10   Form of View Tech, Inc. Automatic Stock Option Agreement.(14)

 99.11   View Tech, Inc. Employee Stock Purchase Plan.(14)

 99.12   Form of Stock Purchase Agreement under the View Tech, Inc. Employee Stock Purchase Plan.(14)


------------------
(1) Filed as an exhibit to View Tech, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1995, and incorporated herein by reference.

(2) Filed as an exhibit to View Tech, Inc.'s Registration Statement on Form SB-2 (Registration No. 333-19597), and incorporated herein by reference.

(3) Filed as an exhibit to View Tech, Inc.'s Registration Statement on Form SB-2 (Registration No. 333-91232), and incorporated herein by reference.

(4) Filed as an exhibit to View Tech, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated herein by reference.

(5) Filed as an exhibit to View Tech, Inc.'s Transitional Report on Form 10-K for the six month period ended December 31, 1997, and incorporated herein by reference.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(6) Filed as an exhibit to View Tech, Inc.'s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1995, and incorporated herein by reference.

(7) Filed as an exhibit to View Tech, Inc.'s Registration Statement on Form S-4 (Registration No. 333-13459), and incorporated herein by reference.

(8) Filed as an exhibit to View Tech, Inc.'s Report on Form 8-K dated December 5, 1997, and incorporated herein by reference.

(9) Filed as an exhibit to View Tech, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and incorporated herein by reference.

(10) Filed as an exhibit to View Tech, Inc.'s Report on Form 8-K dated February 5, 1998, and incorporated herein by reference.

(11) Filed as an exhibit to View Tech, Inc.'s Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1996, and incorporated herein by reference.

(12) Filed as an exhibit to View Tech, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(13) Filed as an exhibit to View Tech, Inc.'s Registration Statement on
     Form S-8 filed on November 4, 1997, and incorporated herein by reference.

(14) Filed as an exhibit to View Tech, Inc.'s Registration Statement on Form S-8 filed on June 30, 1997, and incorporated herein by reference.

(15) Filed as an exhibit to View Tech, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, and incorporated herein by reference.

(16) Filed as an exhibit to View Tech, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, and incorporated herein by reference.

(17) Filed as an exhibit to View Tech, Inc.'s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998, and incorporated herein by reference.

(18) Filed as an exhibit to All Communications Corporation's Registration Statement on Form SB-2 (Registration No. 333-21069), and incorporated herein by reference.

(19) Filed as an exhibit to All Communications Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and incorporated herein by reference.

(20) Filed as an exhibit to All Communications Corporation's Report on Form 8-K dated September 18, 1997, and incorporated herein by reference.

(21) Filed as an exhibit to All Communications Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, and incorporated herein by reference.

(22) Previously filed.

(23) Filed herewith.